UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 26, 2005
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On April 25, 2005 (the “Closing Date”), Millennium Cell Inc., a Delaware corporation (the “Company”), consummated a $10.0 million private placement (the “Offering”) of its Series C Convertible Preferred Stock, par value $.001 per share (the “Series C Preferred”) with certain institutional accredited investors (the “Buyers”).

The Offering is embodied in a Securities Purchase Agreement dated as of April 20, 2005 among the Company and such Buyers, the Registration Rights Agreement dated as of April 20, 2005 among the Company and the Buyers, and the other agreements executed and delivered on the Closing Date in connection with the Securities Purchase Agreement (collectively with the Securities Purchase Agreement and the Registration Rights Agreement, the “Transaction Documents”), which material Transaction Documents are filed herewith. The descriptions in this Current Report on Form 8-K of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the agreements and instruments attached hereto as exhibits. A copy of the press release announcing the consummation of the Offering is also attached hereto.

The Company anticipates using the net proceeds from the Offering for working capital and general corporate purposes. H.C. Wainwright & Co., Inc. served as placement agent for the Offering, for which H.C. Wainwright & Co., Inc. shall be entitled to receive a cash fee and warrants to purchase a number of shares of Common Stock, as determined in accordance with the terms of the placement agent agreement between the Company and H.C. Wainright & Co., Inc.

Securities Purchase Agreement

Pursuant to the Securities Purchase Agreement, on the Closing Date, the Company issued to the Buyers, in consideration of its receipt of $10.0 million in cash at closing, an aggregate of 10,000 shares of the Series C Preferred and warrants (the “Warrants”) to purchase a number of shares of the Company’s common stock, par value $.001 per share (“Common Stock”), equal to 25% of the number of shares of Common Stock into which the shares of Series C Preferred are convertible on the Closing Date.

In addition, the Company agreed that, other than for the securities which shall be issued or issuable to The Dow Chemical Company (“Dow”) pursuant to the Stock Purchase Agreement dated as of February 27, 2005 between the Company and Dow (the terms of which are described in the Company’s Current Report on Form 8-K dated February 28, 2005, to which such agreement is attached as an exhibit), from the Closing Date until the date that is 30 trading days following the date that the shelf registration statement of the Company (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”) covering the Registrable Securities (as defined below), is declared effective (the “Registration Effective Date”) by the Securities and Exchange Commission (“SEC”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of any of its or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is convertible into or exchangeable or exercisable for shares of Common Stock or other securities which are convertible into or exchangeable or exercisable for shares of Common Stock, but excluding Excluded Securities (as defined below).

Moreover, from the last day of the 30 trading day period described in the preceding paragraph until the second anniversary of the Closing Date, the Company will not, directly or indirectly, effect any sale, grant of any option to purchase, or other disposition of any of its or its subsidiaries’ equity or equity equivalent securities (other than Excluded Securities) without first providing written notice to each Buyer of any proposed or intended issuance or sale or exchange of securities being offered by the Company, which notice shall constitute an offer by the Company to issue and sell to the Buyers an aggregate amount equal to 30% of such offered securities on terms that are at least as favorable to the Company as those set forth in such offer notice and in accordance with the procedures provided in the Securities Purchase Agreement.

The Company’s Certificate of Incorporation currently authorizes it to issue up to 70,000,000 shares of Common Stock. The Company has agreed to hold a meeting of its stockholders not later than April 30, 2006 to seek its stockholders’ approval of, among other things, (i) the Company’s issuance of the Series C Preferred and the Warrants to the Buyers, and the Common Stock issuable upon the conversion of the Series C Preferred, upon the exercise of the Warrants, and as dividends in respect to the Series C Preferred in accordance with applicable law and the rules and regulations of the Nasdaq SmallCap Market, or if the Common Stock is no longer listed on the Nasdaq SmallCap Market, then the New York Stock Exchange, American Stock Exchange or Nasdaq National Market (any such market on which the Common Stock is listed on any date of determination shall be hereinafter referred to as the “Principal Market”), and (ii) an amendment to its Certificate of Incorporation to authorize the increase of the number of authorized shares of the Company’s Common Stock. In the event that the Company’s stockholders do not approve the matters described in the preceding sentence at or prior to the 2006 annual meeting of the Company’s stockholders or at subsequent meetings called for that purpose, the Company is required to redeem the outstanding shares of Series C Preferred at the Redemption Price (as defined in the Series C Certificate of Designations).

The Securities Purchase Agreement contains representations and warranties by the Company concerning, among other things, its equity capitalization, business and properties (which representations and warranties survive termination of the Securities Purchase Agreement). The Company agrees to indemnify the Buyers for, among other things, breaches of the Company’s representations, warranties and covenants under the Securities Purchase Agreement, and certain third party actions. The Company’s indemnification obligations are not subject to any maximum dollar limitation.

Description of Series C Preferred Stock

The terms of the Series C Preferred are set forth in the Certificate of Designations thereof. Each share of Series C Preferred will bear a cumulative dividend equal to 7% per annum of its original purchase price. Dividends will accrue daily from the Closing Date, and will be payable quarterly in shares of Common Stock (provided that at such time the Company is in compliance with certain conditions related to its securities (“Equity Conditions”)) or, at the option of the Company, in cash. Dividends paid in shares of Common Stock shall be paid in a number of shares equal to the quotient of (i) the amount of such dividend payment divided by (ii) 95% of the arithmetic average of the dollar volume-weighted average price for the Common Stock on the Principal Market (“Weighted Average Price”) on each of the five consecutive trading days immediately preceding (but not including) the relevant dividend date.

In the event of (i) the liquidation, dissolution or winding up of the Company or such subsidiaries of the Company the assets of which constitute all or substantially all the assets of the business of the Company and its subsidiaries taken as a whole, in a single transaction or series of related transactions (a “Liquidation”), or (ii) a change of control of the Company (any event described in clauses (i) and (ii) is referred to as a “Liquidation Event”), each holder of Series C Preferred then outstanding shall be entitled to receive in cash out of the assets of the Company available for distribution to its stockholders, after all amounts which are payable to the holders of Series A Preferred Stock, par value $.001 per share (“Series A Preferred”) and Series B Preferred Stock, par value $.001 per share (“Series B Preferred”) have been paid, and before any amounts which are payable to the holders of any of the capital stock of the Company of any class junior in rank to the Series C Preferred in respect of liquidation preferences have been paid, an amount per share of Series C Preferred equal to (x) if such Liquidation Event is a Liquidation, the original purchase price for such share plus 120% of all accrued but unpaid dividends on such share, and (y) if such Liquidation Event is a change of control of the Company, 120% of the sum of the original purchase price for such share plus all accrued but unpaid dividends on such share.

Each holder of Series C Preferred may convert any whole number thereof into shares of Common Stock at a conversion rate per share of Series C Preferred (the “Conversion Rate”) equal to the quotient of (i) the original purchase price for such share divided by (ii) a conversion price (the “Conversion Price”) which is the lesser of (x) $2.00 (subject to adjustment as described herein and as provided in the terms of the Series C Preferred, the “Standard Conversion Price”) and (y) the Interim Conversion Price (as defined below). Such Conversion Price and all price determinations in respect of the Series C Preferred will be appropriately adjusted to reflect any stock split, stock dividend, stock combination or other similar transaction that occurs during any applicable period.

“Interim Conversion Price” means the arithmetic average of the Weighted Average Price of the Common Stock for each of the 10 consecutive trading days ending on the trading day immediately preceding the date of the applicable conversion notice; provided, that unless consented to by the Company and holders of a majority of the outstanding Series C Preferred, the Interim Conversion Price shall not be less than $1.00 prior to the six month anniversary of the Closing Date (the “Interim Conversion Price Limitation”). No holder of Series C Preferred may elect to use the Interim Conversion Price in a conversion notice (the restrictions set forth below in clauses (I), (II)(A), II(B) and (II)(C) of this paragraph shall be hereinafter referred to collectively as the “Total Interim Limitations”):

(I) during any period in which the Company has notified the holders of Series C Preferred that such holders will be unable to elect in any conversion notice to use the Interim Conversion Price (which suspension right is subject to certain restrictions relating to frequency, duration and timing); or

(II) to convert more than (A) during any 20 consecutive trading day period, 15% of the number of shares of Series C Preferred issued to such holder on the Closing Date, (B) during the first nine months following the Closing Date or during any calendar quarter, 30% of the number of shares of Series C Preferred issued to such holder on the Closing Date (the “30% Interim Conversion Restriction”) and (C) during any six month period, 35% of the number of shares of Series C Preferred issued to such holder on the Closing Date at an average Interim Conversion Price less than $1.25 (the Interim Conversion Price Limitation and the restriction in clause (II)(C) hereof, collectively, the "Interim Conversion Restrictions");

provided that (x) after the occurrence of a Triggering Event (as defined below) and until such Triggering Event is cured, each holder of Series C Preferred shall have the right to convert all or a portion of such holder's shares of Series C Preferred without being subject to the Interim Conversion Restrictions, and (y) each holder of Series C Preferred shall be entitled to convert its pro rata portion (based on the number of shares of Series C Preferred purchased by such holder on the Closing Date) of 2,000 shares of Series C Preferred without being subject to the Interim Conversion Price Limitation or the Total Interim Limitations.

“Triggering Event” means any of the following events:

•	the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 270 days after the Closing Date;

•
while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the holders of Series C Preferred for sale of all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive trading days (excluding days during any allowable grace period (“Grace Period”) during which the Company may delay the disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required) and such holder’s Registrable Securities covered by such Registration Statement cannot be sold without restriction pursuant to Rule 144(k) promulgated under the Securities Act;

•
the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of 10 consecutive trading days or for more than an aggregate of 15 trading days in any 365-day period; or

•
the Company breaches in any material respect any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five business days.

Any right of the Company under the Series C Certificate of Designations to require the conversion or redemption of shares of Series C Preferred shall be subject to the satisfaction or waiver in writing by the applicable holder against whom the Company shall exercise any such right, of the Equity Conditions from the date of the relevant notice from the Company until the date of such conversion or redemption. If at any time the Weighted Average Price of the Common Stock exceeds 200% of the Standard Conversion Price on each of the 20 consecutive trading days immediately preceding the date of determination, the Company has the right on such date to require (upon written notice to the Buyers) that some or all of the outstanding Series C Preferred be converted into shares of Common Stock at the applicable conversion rate; provided that the Company may not deliver notice of any such election within 30 trading days of any previous notice of election.

If, during the period commencing on the one month anniversary of the Registration Effective Date through the date that is the later of (i) the first anniversary of the Registration Effective Date and (ii) such time as a Buyer or its transferee(s) holds less than 75% of the number of shares of Series C Preferred issued to such Buyer on the Closing Date (the “Second Interim Conversion Election Date”), (x) the closing sale price of the Common Stock immediately preceding delivery by the Company of the applicable conversion election notice under this provision of the terms of the Series C Preferred (the “Company Interim Conversion Election Notice”) shall be at least 120% of the Conversion Price and (y) the number of shares of Common Stock traded on the trading day immediately preceding delivery of the applicable Company Interim Conversion Election Notice is at least eight times the aggregate number of shares set forth in the applicable Company Interim Conversion Election Notice, then the Company may require that up to 10% of the number of Series C Preferred issued to each Buyer on the Closing Date be converted into shares of Common Stock at the applicable Conversion Rate, subject to certain conditions and limitations relating to frequency and timing of any Company Interim Conversion Election Notice. The Company may lower the Conversion Price in a Company Interim Conversion Election Notice in order to use the Company interim conversion option described in this paragraph.

If, from and after the Second Interim Conversion Election Date, (i) the closing sale price of the Common Stock immediately preceding delivery by the Company of the applicable Company Interim Conversion Election Notice shall be at least (A) if the applicable Conversion Price is $1.25 or less, 114% of the applicable Conversion Price and (B) if the applicable Conversion Price is greater than $1.25, 108% of the applicable Conversion Price and (ii) the number of shares of Common Stock traded on the trading day immediately preceding delivery of the applicable Company Interim Conversion Election Notice is at least five times the aggregate number of shares set forth in the applicable Company Interim Conversion Election Notice, then the Company may require that up to 10% of the number of Series C Preferred issued to each Buyer on the Closing Date be converted into shares of Common Stock at the applicable Conversion Rate, subject to certain conditions and limitations relating to frequency and timing of any Company Interim Conversion Election Notice. The Company may lower the Conversion Price in a Company Interim Conversion Election Notice in order to use the Company interim conversion option described in this paragraph.

From and after the date that is the 18 month anniversary of the Closing Date, the Company may elect, upon 15 trading days’ prior written notice (each, an “Installment Notice”) to the holders of Series C Preferred, to convert or redeem 500 shares of Series C Preferred pro rata from the holders of the Series C Preferred (based on the number of shares of Series C Preferred then held by each such holder compared to the total number of outstanding shares of Series C Preferred then outstanding); provided that each Installment Notice shall be at least 25 trading days from the date of any prior Installment Notice. If the Company elects in its Installment Notice to redeem such shares of Series C Preferred, the applicable redemption amount per shares will be an amount in cash equal to the original purchase price paid by such holder for such share on the Closing Date. If the Company elects in its Installment Notice to convert such shares of Series C Preferred, then such shares will be converted at a conversion rate based on a price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Company Common Stock on each of the 10 consecutive trading days immediately preceding the applicable installment conversion date.

If any shares of Series C Preferred remains outstanding on April 25, 2008, the Company shall redeem each such share for an amount in cash equal to the original purchase price therefor plus any accrued but unpaid dividends in respect of each such share of Series C Preferred.

The Conversion Price will be subject to adjustment in the event of stock dividends and splits, combinations, mergers, consolidations, and other similar events. A “weighted average” antidilution adjustment will be made to the Standard Conversion Price upon any issuance by the Company of Common Stock (or securities convertible into or exercisable for shares of Common Stock) at a consideration per share less than the Standard Conversion Price then in effect immediately prior to such time, with the following issuances being excluded from such adjustment (collectively, “Excluded Securities”):

(a)  in connection with an any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, consultant or director for services provided to the Company;

(b)  upon the issuance or upon conversion of the Series A Preferred or Series B Preferred or upon the issuance or exercise of warrants to purchase Common Stock which shall be issued by the Company contemporaneously with any issuances of Series B Preferred; provided that such issuance of shares upon issuance, conversion or exercise, as applicable, is made pursuant to the terms of the Certificate of Designations for such Series A Preferred, the Certificate of Designations for such Series B Preferred and the warrants in the form attached to the Dow Purchase Agreement and such preferred stock or warrants are not amended in any respect material to the holders of Series C Preferred after the Closing Date;

(c)  upon issuance of the shares of Series C Preferred or the Common Stock issuable upon conversion of the Series C Preferred or issued as dividends in respect thereof or upon exercise of the Warrants;

(d)  issued upon exercise of any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities (as defined below) or any stock or securities (other than such rights, warrants or options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock (“Convertible Securities”) which are outstanding on the date immediately preceding the execution date of the Securities Purchase Agreement, provided that such issuance of shares of Common Stock upon exercise of such rights, warrants, options or Convertible Securities is made pursuant to the terms of such rights, warrants, options or Convertible Securities in effect on the date immediately preceding the execution date of the Securities Purchase Agreement and such rights, warrants, options or Convertible Securities are not amended after the date immediately preceding such date;

(e)  issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination the primary purpose of which is not to raise equity capital;

(f)  issued in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to the terms of the Series C Preferred;

(g)  issued as consideration, whether in whole or in part, to any person or entity for providing services or supplying goods to the Company;

(h)  issued to any entity which is or will be, itself or through its subsidiaries or affiliates, an operating company in a business related to or complementary with the business of the Company and in which the Company receives material benefits in addition to the investment of funds;

(i)  issued pursuant to any equipment leasing arrangement;

(j)  issued to pay all or a portion of any investment banking, finders or similar fee or commission, which entitles the holders thereof to acquire shares of Common Stock at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits; and

(k)  as may be mutually agreed in writing prior to their issuance by the Company and holders of a majority of the outstanding Series C Preferred.

If any of the following shall occur (each, a “Redemption Event”):

(A) a holder’s pro rata portion of the number of shares of Common Stock reserved for conversions of the Series C Preferred is less than the number of shares of Common Stock that such holder would be entitled to receive upon a conversion of all of such holder’s shares of Series C Preferred, and such deficiency continues for more than 10 business days;

(B) the number of shares of Common Stock registered pursuant to the Registration Statement for any holder of Series C Preferred is less than the number that such holder would be entitled to receive upon a conversion of all of such holder’s shares of Series C Preferred; or

(C) the Company fails or is unable to issue or deliver any shares of Common Stock within 10 business days of any conversion or attempted conversion by a holder of shares of Series C Preferred in accordance with the notice provisions of the terms of the Series C Preferred, then each holder of Series C Preferred shall have the right, at such holder's option, to require the Company to redeem a number of such holder's shares of Series C Preferred Shares equal to (i) with respect to a Redemption Event described in clauses (A) and (B) above, the number of underlying shares of Common Stock that are not authorized or registered, as applicable, and (ii) with respect to a Redemption Event described in clause (C) above, the number of underlying shares that the Company fails or is unable to convert in such conversion. The redemption price per share of Series C Preferred payable shall be equal to the greater of (x) 120% of the original purchase price of such shares of Series C Preferred on the Closing Date, and (y) the product of (1) the conversion rate in effect at such time as such holder delivers a notice of its option to require redemption to the Company and (B) the closing sale price of the Common Stock on the trading day immediately preceding such Redemption Event.

Failure by the Company to comply with certain of its conversion and redemption obligations under the terms of the Series C Preferred will entitle the holder of the shares to be converted or redeemed to cash damages and the right to void the relevant conversion or redemption, as the case may be, and adjust the Standard Conversion Price with respect to the shares of Series C Preferred that were the subject of the attempted conversion or redemption.

The shares of Series C Preferred will have its right to vote with the Common Stock as a single class on an “as-converted” basis, except that for so long as at least 25% of the number of shares of Series C Preferred issued to the Buyers on the Closing Date are outstanding, the Company is prohibited from taking certain actions that have an adverse effect on the Series C Preferred, without the consent of the holders of a majority of the outstanding Series C Preferred.

Prior to the second anniversary of the Closing Date, the Company will not, without the consent of the holders of a majority of the outstanding Series C Preferred, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (as defined in the Series C Certificate of Designations) other than (i) indebtedness existing as of the execution date of the Securities Purchase Agreement and (ii) certain indebtedness that may in the future be owed to Dow. From and after the second anniversary of the Closing Date, and so long as the Series C Preferred shares are outstanding, the Company will not, without the consent of the holders of a majority of the outstanding Series C Preferred, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash, all or any portion of any principal amount of any indebtedness incurred after the second anniversary of the Closing Date, other than payments in respect of certain indebtedness that may in the future be owed to Dow.

Description of Warrants

Pursuant to the Securities Purchase Agreement, on the Closing Date, the Company issued Warrants to each Buyer. The Warrants shall be fully vested upon issuance and shall have a three year term. The Warrants are be exercisable for a number of shares of Common Stock (“Warrant Shares”) equal to 25% of the number of shares of Common Stock into which the shares of Series C Preferred are convertible on the Closing Date pursuant to the terms of the Series C Preferred, at a per share exercise price equal to $2.00, which exercise price is payable in cash except as set forth below. If a Registration Statement covering Warrant Shares that are the subject of a holder’s exercise notice is not then in effect, such holder may, in its discretion, exercise such holder’s Warrant in whole or in part through a cashless exercise in which the holder will be issued a net number of Warrant Shares based on the relationship of the exercise price to the market price at the time of exercise.

The Warrants will be subject to a six-month holding period from the date of grant. The exercise price of the warrants will be subject to identical antidilution protection as the Series C Preferred. See “Description of Series C Preferred Stock.” The shares of Common Stock issuable upon exercise of the Warrants will be registrable securities under the Registration Rights Agreement.

Registration Rights Agreement

On April 20, 2005, the Company and the Buyers entered into a Registration Rights Agreement. The Registration Rights Agreement provides for the registration for resale of (i) shares of Common Stock issuable upon conversion of the Series C Preferred, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, (iii) any shares of Common Stock issued or issuable with respect to dividends payable in respect of the shares of Series C Preferred and (iv) any shares of Common Stock issued or issuable with respect to any of the foregoing following a stock split, stock dividend recapitalization, exchange of similar event (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, the Company is required to prepare and file with the SEC, as soon as practicable but in no event later than 30 days after the Closing Date, a shelf registration statement registering the Registrable Securities for resale, and to use its best efforts to cause the registration statement to be declared effective by the SEC as soon as practicable, but in no event later than 90 days after the Closing Date.

If (i) the Company fails to file the Registration Statement prior to the filing deadline, (ii) the Company fails to cause the Registration Statement to be declared effectiveness on or before the 45th day after the effectiveness deadline or (iii) after the Registration Statement is declared effective by the SEC, sales of the Registrable Securities included therein cannot be made for more than five business days pursuant to such Registration Statement (other than during an allowable Grace Period), the Company will be required to pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to 1.0% of the aggregate purchase price of such holder’s Registrable Securities for each 30-day period until such failure is cured, except if such failure is the result of the failure of such holder to provide the Company with information reasonably requested by the Company and necessary to complete, amend or supplement the Registration Statement or the result of the Buyer’s legal counsel to provide timely comments or objections to the Registration Statement.

All reasonable expenses, other than underwriting discounts and commissions and as set forth below, incurred in connection with registrations, filings or qualifications pursuant to the Registration Rights Agreement shall be paid by the Company. The Company shall reimburse the holders of Registrable Securities for the fees and disbursements of legal counsel in connection with registration, filing or qualification pursuant to the Registration Rights Agreement which amount shall be limited to $10,000 in the aggregate.

Pursuant to the Registration Rights Agreement, the Company shall indemnify each Buyer from and against any liabilities arising out of material misstatements or omissions set forth in the Registration Statement or any prospectus included therein, subject to standard exceptions.

Security Agreement; Account Control Agreement

The payment of dividends with respect to the shares of Series C Preferred and certain obligations of the Company under the Transaction Documents are secured by the balance in a cash collateral account established by the Company prior to the Closing Date. Such security interest is evidenced and effected by (i) the Account Control Agreement dated as of April 25, 2005 among the Company, Portside Opportunity & Growth Fund, as agent for the Buyers, and Wachovia Bank, and (ii) the Security Agreement dated as of April 25, 2005 between the Company and Portside Opportunity & Growth Fund, as collateral agent for the Buyers. The Account Control Agreement also provides for the distribution of the funds in the cash collateral account to either the Buyers or the Company upon certain circumstances.

Voting Agreement

In order to induce the Buyers to enter into the Securities Purchase Agreement, on April 25, 2005, certain stockholders of the Company entered into a Voting Agreement with the Company whereby each such stockholder agreed that, at any special or annual meeting of the stockholders of the Company, and in any action by written consent of the Company’s stockholders, in each case for the purpose of considering and approving the Company's issuance of all of the shares of Common Stock issued and issuable upon conversion of the shares of Series C Preferred and exercise of the Warrants and as otherwise described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market (the “Stockholder Approval”), such stockholder will vote the Common Stock owned by the Stockholder, any shares of Common Stock issuable upon the exercise of any options owned by such stockholder (to the extent any such options have been exercised) and any other securities held by such stockholder in favor of the Stockholder Approval.

Item 3.02. Unregistered Sales of Equity Securities.

As reported more fully in Item 1.01 above and incorporated herein by reference, in connection with the consummation of the Offering, the Company issued to the Buyers 10,000 shares of the Company’s Series C Preferred, at a purchase price of $1,000 per share, and Warrants to purchase a number of shares of Common Stock equal to 25% of the number of shares of Common Stock into which the shares of Series C Preferred are convertible on the initial issuance date pursuant to the terms of the Series C Preferred. The terms of the Series C Preferred and Warrants are summarized herein and are set forth in their entirety in the Series C Certificate of Designations and form of Warrant attached hereto.

The private placement of the Series C Preferred and the Warrants was made in reliance upon the exemption from registration provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder. Each Buyer in the Offering represented to the Company that it is an accredited investor, as defined by Rule 501 promulgated under the Securities Act, and certificates representing purchased shares of Series C Preferred and the Warrants issued in connection with the Offering will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2005, the Board of Directors of the Company appointed Adam P. Briggs as President, H. David Ramm as Chief Executive Officer and John D. Giolli as Chief Financial Officer and Corporate Secretary. The Company issued a press release on April 22, 2005 to annouce the appointments. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1	Form of Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock

10.1.	Securities Purchase Agreement, dated April 20, 2005, among the Company and the investors listed on the Schedule of Buyers attached thereto

10.2.	Form of Warrant to Purchase Common Stock

10.3	Registration Rights Agreement, dated April 20, 2005, among the Company and the investors listed on the Schedule of Buyers attached thereto

10.4	Security Agreement, dated as of April 25, 2005 between the Company and Portside Opportunity & Growth Fund, as collateral agent for the Buyers

10.5	Account Control Agreement, dated as of April 25, 2005 among the Company, Portside Opportunity & Growth Fund, as agent for the Buyers, and Wachovia Bank

10.6	Form of Voting Agreement

99.1	Press Release dated April 26, 2005, titled “Millennium Cell Announces $10 Million Private Placement Financing”

99.2	Press release dated April 22, 2005, titled "Millennium Cell Announces Management Appointments"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By: /s/ John D. Giolli
Name: John D. Giolli, CPA
                        Title: Chief Financial Officer and Corporate Secretary

Date: April 26, 2005